UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1730 E. Northern Avenue, Suite 122
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective October 24, 2018, the final closing occurred as provided for in the Purchase and Sale Agreement (“Agreement”) dated July 31, 2018 between Yuma Hospitality Properties LLLP (“Yuma”), a subsidiary of InnSuites Hospitality Trust (the “Trust”), and Palm Springs Inn, LLC (“Buyer”), an unrelated third party. Pursuant to the Agreement, as revised, the Buyer acquired the InnSuites Yuma Hotel and Suites Best Western for $16.050 million with an estimated basis of approximately $4.6 million, which will result in a recognition of a significant profit after transactional costs. Right, title and interest to the InnSuites Yuma Hotel and Suites Best Western hotel property and operating assets were transferred on October 24, 2018. The Trust has attached as Exhibit 99.1 unaudited pro forma condensed consolidated financial statements to illustrate the pro forma effects of this disposition of assets.

The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall expressly set forth by specific reference in such filing. The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the United States Securities and Exchange Commission on August 1, 2018 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Unaudited pro forma condensed consolidated financial statements of the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ James F. Wirth
James F. Wirth
Chairman and Chief Executive Officer

Date: October 29, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated financial statements of the Trust.